UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 6, 2005

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
On September 6, 2005, Mindspeed Technologies, Inc. (the “Company”) entered into a change of control employment agreement with Jay Cormier, Senior Vice President and General Manager, High Performance Analog, which is substantially identical to the form of agreement filed as Exhibit 10.8.1 to the Company’s Registration Statement on Form 10 (File No. 1-31650) that was filed with the Securities and Exchange Commission on May 13, 2003.
The employment agreement becomes effective upon a “change of control” of the Company and provides for the continuing employment of Mr. Cormier after the change of control on terms and conditions no less favorable than those in effect before the change of control. If Mr. Cormier’s employment is terminated by the Company without “cause” or if Mr. Cormier terminates his own employment for “good reason,” as defined in the employment agreement, Mr. Cormier is entitled to severance benefits equal to two times his annual compensation, including bonus, and continuation of certain benefits for two years. Mr. Cormier is entitled to an additional payment, if necessary, to make him whole as a result of any excise tax imposed on certain change of control payments, subject to some minor adjustments.
For purposes of the employment agreement, a “change of control” is defined generally as:
•	the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;
•	a change in the composition of a majority of the board, which is not supported by the current board;
•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the board or of more than 60% of the Company’s stockholders; or
•	approval by the Company’s stockholders of the complete liquidation or dissolution of the Company.
The foregoing summary of the employment agreement is qualified in its entirety by reference to
Exhibit 10.8.1 to the Company’s Registration Statement on Form 10 (File No. 1-31650) that was filed with the Securities and Exchange Commission on May 13, 2003.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: September 7, 2005	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Treasurer and Secretary